EXHIBIT 32.01
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with the annual report on Annual Report on Form 10-K of FormFactor, Inc., a Delaware corporation, for the period ended December 31, 2016, as filed with the Securities and Exchange Commission, each of the undersigned officers of FormFactor, Inc. certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that, to his respective knowledge:

(1)	the annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of FormFactor, Inc. for the periods presented therein.

Date:	March 15, 2017	/s/ MICHAEL D. SLESSOR
Michael D. Slessor Chief Executive Officer (Principal Executive Officer and Director)

Date:	March 15, 2017	/s/ MICHAEL M. LUDWIG
Michael M. Ludwig Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)